Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

CNO Financial Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Fees to be paid	Debt	Debt Securities (1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Equity	Common Stock, par value $0.01 per share (1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred stock, par value $0.01 per share (1) (3)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Other	Depository Shares (1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants (1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Other	Stock Purchase Contracts (1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Other	Units (1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts							(1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							(1)

(1)	An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)

An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fees relating to the registration of securities hereby until such fees become payable in connection with an offering of such securities.

(3)	The preferred stock may be issued from time to time in one or more series.